JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of MeriStar Hotels & Resorts, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Dated:  December 18, 2000                   AMERICAN SKIING COMPANY

                                            By /s/ Foster A. Stewart, Jr.
                                            ---------------------------------
                                            Name: Foster A. Stewart, Jr.
                                            Title: Vice President and
                                                   General Counsel


                                            ASC MERGER SUB, INC.

                                            By /s/ Foster A. Stewart, Jr.
                                            ---------------------------------
                                            Name: Foster A. Stewart, Jr.
                                            Title: Assistant Secretary